CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 29, 2012 with respect to the consolidated financial statements and schedule included in the Annual Report of American Realty Capital Trust III, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2011.  We hereby consent to the incorporation of said report in the Registration Statement of American Realty Capital Trust III, Inc. on Form S-11 (File No. 333-170298, effective March 31, 2011).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
February 29, 2012